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                                  EXHIBIT 10-25

                           GUARANTY RELEASE AGREEMENT


      THIS AGREEMENT (this "Agreement") is made this 22nd day of April, 2002 by and between GBC Liquidating Corp., formerly known as The Genesee Brewing Company, Inc., a New York corporation ("Genesee"), and Boston Beer Corporation, d/b/a/ The Boston Beer Company, a Massachusetts corporation, ("Boston Beer").

                                    RECITALS:

      WHEREAS, Genesee and Boston Brewing Company, Inc., a Massachusetts corporation, for itself and as the sole general partner of Boston Beer Company Limited Partnership, a Massachusetts limited partnership (collectively, "BBCLP"), were parties to an Amended and Restated Agreement dated as of April 30, 1997 (the "Production Agreement"), under which Genesee agreed to supply BBCLP, and BBCLP agreed to purchase from Genesee, certain malt beverage products;

      WHEREAS, Genesee assigned the Production Agreement to High Falls Brewing Company, LLC, formerly known as Monroe Brewing Co., LLC ("High Falls") pursuant to an Assignment and Assumption Agreement by and between Genesee and High Falls dated December 15, 2000 (the "Assignment Agreement"); and

      WHEREAS, as a condition of its consent to assignment of the Production Agreement to High Falls pursuant to the Assignment Agreement, BBCLP required Genesee to guarantee High Falls' performance of the Production Agreement pursuant to the terms of a Guaranty by Genesee in favor of BBCLP dated December 15, 2000, a copy of which is attached hereto as Exhibit A (the "Guaranty"); and

      WHEREAS, on December 31, 2000, BBCLP transferred all of its assets and liabilities to Boston Beer and consequently Boston Beer assumed the rights and obligations of BBCLP under the Production Agreement; and

      WHEREAS, Boston Beer is willing to release and discharge Genesee from its obligations under the Guaranty in consideration of a lump sum payment by Genesee to Boston Brewing.

                                   PROVISIONS:

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, Genesee and Boston Beer hereby agree as follows:

      1. CONSIDERATION FOR RELEASE. In consideration for the release from the Guaranty more fully described in Section 2 of this Agreement, Genesee agrees to pay to Boston Beer Three Hundred Thousand Dollars ($300,000.00) by wire transfer of immediately available funds to an account identified in writing by Boston Beer, which payment shall be made within two (2) business days after execution of this Agreement by both parties hereto.
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      2.    RELEASE FROM GUARANTY. Upon receipt by Boston Beer of the payment described in Section 1 of this Agreement, Boston Beer does hereby irrevocably release and discharge Genesee, Genesee Corporation, their respective officers, directors and employees, and their respective successors and assigns, (collectively, "Releasees") from any and all: (a) obligations, duties, covenants and responsibilities under the Guaranty or the Production Agreement; and (b) claims, demands, actions, causes of action, debts, costs and liabilities whatsoever whether in law or equity, which Boston Beer ever had, now has or hereafter can, shall or may have against Releasees arising from or related to the Guaranty or the Production Agreement.

      3. ENTIRE AGREEMENT; AMENDMENTS OR MODIFICATION. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof. This Agreement may not be amended or modified except in writing executed by both parties.

      4. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      5. GOVERNING LAW. This Agreement, as well as all rights and obligations of the parties hereto, shall be governed, construed and interpreted according to the internal laws of the State of New York.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                             GBC LIQUIDATING CORP.

                                             By:   /s/ Mark W. Leunig
                                                  --------------------------
                                             Name: Mark W. Leunig
                                             Title: Senior Vice President


                                             BOSTON BEER CORPORATION

                                             By:   /s/ Martin F. Roper
                                                  --------------------------
                                             Name:  Martin F. Roper
                                             Title: President & CEO